Exhibit 99.1

Contact:	Company:

The Foristall Company, Inc. Thomas F. Curtin Tel: (610)398-3022 Fax: (610)530-7781 email:foristal@aol.com	Michael J. Fitzpatrick Chief Financial Officer OceanFirst Financial Corp. Tel: (732)240-4500, ext. 7506 Fax: (732)349-5070 email:Mfitzpatrick@oceanfirst.com

FOR IMMEDIATE RELEASE

OceanFirst Financial Corp.

ANNOUNCES QUARTERLY EARNINGS AND

CONTINUATION OF QUARTERLY DIVIDEND

TOMS RIVER, NEW JERSEY, October 21, 2004…OceanFirst Financial Corp. (NASDAQ:OCFC), the holding company for OceanFirst Bank, today announced diluted earnings per share of $.35 and $1.02 for the quarter and nine months ended September 30, 2004. The Company also announced that its Board of Directors declared a regular quarterly cash dividend of $.20 per share—covering the three month period ended September 30, 2004—to be paid on November 12, 2004, to shareholders of record on October 29, 2004.

In making today’s announcement, John R. Garbarino, Chairman, President and Chief Executive Officer said, “On behalf of the Board of Directors, I am pleased to announce our thirty-first consecutive quarterly cash dividend reflecting an attractive 3.3% yield on our common stock. We are also pleased to report healthy increases in loans receivable and deposits. During the third quarter deposits increased $45.6 million, a 15.4% annualized rate, and loans receivable increased by $39.4 million, an 11.1% annualized rate. The Company has now experienced two consecutive quarters of strong deposit and loan growth which has reversed the recent downward trend in the Company’s net interest margin. For the quarter ended September 30, 2004, the net interest margin increased to 3.24% as compared to 3.14% for the quarter ended June 30, 2004.”

Mr. Garbarino continued “We have made substantial progress in 2004 in reorganizing and recruiting the management team that needs to be in place to execute on our business plan. We have taken advantage of market consolidations to bolster our senior management and loan officer staff to build the deposit and revenue growth in the continuing, challenging economic environment.”

Results of Operations

Net interest income for the three months ended September 30, 2004 increased to $14.3 million, as compared to $13.8 million in the same prior year period. For the nine months ended September 30, 2004, net interest income decreased to $41.5 million, as compared to $44.1 million for the same prior year period. For each period in 2004, average interest earning assets increased while the net interest margin declined as compared to the same prior year periods. The net interest margin decreased to 3.24% for both the three and nine months ended September 30, 2004 from 3.31% and 3.54%, respectively, in the same prior year periods. The yield on interest-earning assets decreased to 5.26% and 5.25%, respectively, as compared to 5.44% and 5.82%, respectively, for the same prior year periods. High loan prepayment levels over the past year resulted in a significant decrease in the rate earned on mortgage-related assets. Additionally, the yield on the Company’s Federal Home Loan Bank of New York stock declined to 2.10% and 1.64%, respectively, for the three and nine months ended September 30, 2004 as compared to 4.97% and 5.17%, respectively, for the same prior year periods, due to a reduction in the dividend payout. The cost of interest-bearing liabilities decreased to 2.23% and 2.22%, respectively, for the three and nine months ended September 30, 2004, as compared to 2.37% and 2.53%, respectively, in the same prior year periods.

Other income decreased to $5.0 million for the three months ended September 30, 2004, from $5.6 million in the same prior year period. For the nine months ended September 30, 2004, other income increased to $14.1 million, as compared to $13.1 million for the same prior year period. For the three and nine months ended September 30, 2004, the Company recorded gains of $2.4 million and $6.8 million, respectively, on the sale of loans and securities, as compared to gains of $3.3 million and $8.7 million, respectively, in the same prior year periods. For the three and nine months ended September 30, 2004 the gain on sales of loans and securities includes a gain of $186,000, on the sale of equity securities. For the nine months ended September 30, 2003, the gain on sales of loans and securities includes a gain of $323,000, on the sale of equity securities. Loan servicing income increased by $196,000 and $3.0 million, respectively, for the three and nine months ended September 30, 2004, as compared to the same prior year periods due to the recognition of an impairment to the loan servicing asset of $2.2 million for the nine months ended September 30, 2003.

Operating expenses amounted to $12.3 million and $35.4 million, respectively, for the three and nine months ended September 30, 2004, as compared to $11.1 million and $32.5 million, respectively, for the corresponding prior year periods. The increases were due to the significant reduction in mortgage loan closings as refinance activity declined from year ago levels. Higher loan closings in the earlier periods increased deferred loan expenses which were reflected as a reduction to compensation expense. Compensation expense for the three months ended September 30, 2004 benefited from a reduction in incentive plan accruals of $600,000.

Financial Condition

Loans receivable net, increased by $73.4 million at September 30, 2004 as compared to December 31, 2003. Commercial loans outstanding increased $39.5 million, or 20.4% on an annualized basis.

Deposits increased $89.1 million to $1,233.3 million at September 30, 2004 from $1,144.2 million at December 31, 2003. Core deposits grew $40.1 million while time deposits increased $49.0 million.

Stockholders’ equity increased by $2.2 million to $136.9 million at September 30, 2004 as compared to $134.7 million at December 31, 2003. For the nine months ended September 30, 2004, 558,423 common shares were repurchased at a total cost of $13.4 million. Under the 10% repurchase program authorized by the Board of Directors in October 2003, 865,971 shares remain to be purchased as of September 30, 2004. The cost of share repurchases was offset by net income and proceeds from stock option exercises and related tax benefit.

Asset Quality

The Company’s non-performing assets totaled $4.3 million at September 30, 2004 as compared to $2.4 million at December 31, 2003 with most of the increase relating to one non-performing commercial loan with an outstanding balance of $1.1 million which the Company had previously classified as substandard at December 31, 2003. For the nine months ended September 30, 2004 the Company realized net loan charge-offs of $77,000.

OceanFirst Financial Corp.’s subsidiary, OceanFirst Bank, founded in 1902, is a federally-chartered stock savings bank with $1.9 billion in assets and seventeen branches located in Ocean, Monmouth and Middlesex counties, New Jersey. The Bank is the largest and oldest community-based financial institution headquartered in Ocean County, New Jersey.

OceanFirst Financial Corp.’s press releases are available at no charge by visiting us on the worldwide web at http://www.oceanfirst.com.

Forward-Looking Statements

This news release contains certain forward-looking statements which are based on certain assumptions and describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and the subsidiaries include, but are not limited to, changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company’s market area and accounting principles and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake – and specifically disclaims any obligation – to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

OceanFirst Financial Corp.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(dollars in thousands, except per share amounts)

	September 30, 2004	December 31, 2003	September 30, 2003
	(Unaudited)		(Unaudited)
ASSETS

Cash and due from banks	$38,843	$36,172	$42,117
Investment securities available for sale	83,753	80,458	79,322
Federal Home Loan Bank of New York stock, at cost	23,285	19,220	19,950
Mortgage-backed securities available for sale	134,819	86,938	102,361
Loans receivable, net	1,462,652	1,389,220	1,351,866
Mortgage loans held for sale	74,891	33,207	83,671
Interest and dividends receivable	6,690	5,477	6,598
Real estate owned, net	320	252	264
Premises and equipment, net	16,140	16,473	16,867
Servicing asset	8,361	7,473	7,121
Bank Owned Life Insurance	34,640	33,948	33,573
Other assets	7,035	8,571	10,884

Total assets	$1,891,429	$1,717,409	$1,754,594

LIABILITIES AND STOCKHOLDERS’ EQUITY

Deposits	$1,233,277	$1,144,205	$1,164,745
Securities sold under agreements to repurchase with retail customers	43,306	36,723	52,242
Securities sold under agreements to repurchase with the Federal Home Loan Bank	112,000	70,000	100,000
Federal Home Loan Bank advances	342,000	314,400	283,500
Advances by borrowers for taxes and insurance	6,376	6,152	6,741
Other liabilities	17,591	11,267	14,542

Total liabilities	1,754,550	1,582,747	1,621,770

Stockholders’ equity:
Preferred stock, $.01 par value, 5,000,000 shares authorized, no shares issued	—	—	—
Common stock, $.01 par value, 55,000,000 shares authorized, 27,177,372 shares issued and 13,130,873, 13,350,999 and 13,418,183 shares outstanding at September 30, 2004, December 31, 2003, and September 30, 2003, respectively	272	272	272
Additional paid-in capital	192,830	189,615	188,526
Retained earnings	155,023	150,804	149,014
Accumulated other comprehensive loss	(721)	(3,400)	(4,236)
Less: Unallocated common stock held by Employee Stock Ownership Plan	(8,967)	(9,911)	(10,245)
Treasury stock, 14,046,499, 13,826,373 and 13,759,189 shares at September 30, 2004, December 31, 2003 and September 30, 2003, respectively	(201,558)	(192,718)	(190,507)

Total stockholders’ equity	136,879	134,662	132,824

Total liabilities and stockholders’ equity	$1,891,429	$1,717,409	$1,754,594

OceanFirst Financial Corp.

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share amounts)

	For the three months ended September 30,		For the nine months ended September 30,
	2004	2003	2004	2003
	(Unaudited)		(Unaudited)
Interest income:
Loans	$21,355	$21,159	$61,949	$66,058
Mortgage-backed securities	1,170	819	3,220	3,641
Investment securities and other	662	721	2,194	2,742

Total interest income	23,187	22,699	67,363	72,441

Interest expense:
Deposits	3,948	3,886	10,925	13,557
Borrowed funds	4,969	5,018	14,900	14,801

Total interest expense	8,917	8,904	25,825	28,358

Net interest income	14,270	13,795	41,538	44,083

Provision for loan losses	50	48	150	673

Net interest income after provision for loan losses	14,220	13,747	41,388	43,410

Other income:
Loan servicing income (loss)	125	(71)	271	(2,758)
Fees and service charges	2,150	1,990	6,171	5,855
Net gain on sales of loans and securities available for sale	2,414	3,335	6,772	8,737
Net income (loss) from other real estate operations	(3)	(3)	(3)	106
Income from Bank Owned Life Insurance	260	375	905	1,175
Other	5	8	17	26

Total other income	4,951	5,634	14,133	13,141

Operating expenses:
Compensation and employee benefits	6,614	5,699	19,797	15,819
Occupancy	963	852	2,756	2,663
Equipment	659	633	1,743	1,809
Marketing	603	369	1,248	1,338
Federal deposit insurance	118	126	358	360
Data processing	753	702	2,223	2,234
General and administrative	2,565	2,676	7,259	8,265

Total operating expenses	12,275	11,057	35,384	32,488

Income before provision for income taxes	6,896	8,324	20,137	24,063
Provision for income taxes	2,444	2,994	7,185	8,538

Net income	$4,452	$5,330	$12,952	$15,525

Basic earnings per share	$0.37	$0.43	$1.07	$1.25

Diluted earnings per share	$0.35	$0.41	$1.02	$1.19

Average basic shares outstanding	12,096	12,293	12,139	12,384

Average diluted shares outstanding	12,634	13,072	12,686	13,080

Cash earnings (1)	$5,222	$6,241	$15,337	$18,000

Diluted cash earnings per share	$0.41	$0.48	$1.21	$1.38

(1)	Cash earnings are determined by adding (net of taxes) to reported earnings the non-cash expenses stemming from the amortization and appreciation of allocated shares in the company’s stock-related benefit plans and the amortization of intangible assets.

OceanFirst Financial Corp.

SELECTED CONSOLIDATED FINANCIAL DATA

(in thousands, except per share amounts)

	At September 30, 2004	At December 31, 2003	At September 30, 2003
STOCKHOLDERS’ EQUITY

Stockholders’ equity to total assets	7.24%	7.84%	7.57%
Common shares outstanding (in thousands)	13,131	13,351	13,418
Stockholders’ equity per common share	$10.42	$10.09	$9.90
Tangible stockholders’ equity per common share	10.32	9.98	9.79

ASSET QUALITY

Allowance for loan losses	$10,875	$10,802	$10,782
Nonperforming loans	3,997	2,162	2,324
Nonperforming assets	4,317	2,414	2,588
Allowance for loan losses as a percent of total loans receivable	0.70%	0.75%	0.75%
Allowance for loan losses as a percent of nonperforming loans	272.08	499.63	463.94
Nonperforming loans as a percent of total loans receivable	0.26	0.15	0.16
Nonperforming assets as a percent of total assets	0.23	0.14	0.15

	For the three months ended September 30		For the nine months ended September 30
	2004	2003	2004	2003
PERFORMANCE RATIOS (ANNUALIZED)

Return on average assets	0.96%	1.21%	0.96%	1.18%
Return on average stockholders’ equity	13.20	15.89	12.86	15.39
Interest rate spread	3.03	3.07	3.03	3.29
Interest rate margin	3.24	3.31	3.24	3.54
Operating expenses to average assets	2.63	2.50	2.61	2.48
Efficiency ratio	63.86	56.91	63.56	56.77

CASH EARNINGS

Although reported earnings and return on stockholders’ equity are traditional measures of performance, the Company believes that the change in stockholders’ equity or “cash earnings,” and related return measures are also a significant measure of a company’s performance. Cash earnings exclude the effects of various non-cash expenses, such as the employee stock plans amortization expense and related tax benefit, as well as the amortization of intangible assets. The following table reconciles the Company’s net income with cash earnings. The table is a pro forma calculation which is not in accordance with GAAP.

	For the three months ended September 30		For the nine months ended September 30
	2004	2003	2004	2003
Net income	$4,452	$5,330	$12,952	$15,525
Add: Employee stock plans amortization Expense	863	1,011	2,665	2,775
Amortization of intangible assets	26	26	78	78
Less: Tax benefit (1)	(119)	(126)	(358)	(378)

Cash earnings	$5,222	$6,241	$15,337	$18,000

Basic cash earnings per share	$.43	$0.51	$1.26	$1.45

Diluted cash earnings per share	$.41	$0.48	$1.21	$1.38

(1)	The Company does not receive any tax benefit for that portion of employee stock plan amortization expense relating to the ESOP fair market value adjustment.

OceanFirst Financial Corp.

SELECTED LOAN AND DEPOSIT DATA

(in thousands)

LOANS RECEIVABLE

	At September 30, 2004	At December 31, 2003
Real estate:
One -to four-family	$1,143,187	$1,081,902
Commercial real estate, multi-family and land	232,743	205,066
Construction	14,305	11,274
Consumer	91,984	81,455
Commercial	65,086	53,230

Total loans	1,547,305	1,432,927

Loans in process	(2,943)	(3,829)
Deferred origination costs, net	4,060	4,136
Unearned discount	(4)	(5)
Allowance for loan losses	(10,875)	(10,802)

Total loans, net	1,537,543	1,422,427

Less: mortgage loans held for sale	74,891	33,207

Loans receivable, net	$1,462,652	$1,389,220

Mortgage loans serviced for others	$768,935	$723,303
Loan pipeline	247,602	194,124

	For the three months ended September 30		For the nine months ended September 30
	2004	2003	2004	2003
Loan originations	$287,486	$357,015	$716,739	$956,178
Loans sold	162,248	161,940	351,647	479,489
Net charge-offs (recovery)	126	26	77	(36)

DEPOSITS

	At September 30, 2004	At December 31, 2003
Type of Account

Non-interest bearing	$113,289	$108,668
NOW	272,212	249,254
Money market deposit	147,037	138,812
Savings	263,935	259,629
Time deposits	436,804	387,842

	$1,233,277	$1,144,205

OceanFirst Financial Corp.

ANALYSIS OF NET INTEREST INCOME

	FOR THE QUARTERS ENDED SEPTEMBER 30,
	2004			2003
	AVERAGE BALANCE	INTEREST	AVERAGE YIELD/ COST	AVERAGE BALANCE	INTEREST	AVERAGE YIELD/ COST
	(Dollars in thousands)
Assets
Interest-earnings assets:
Interest-earning deposits and short term investments	$11,990	$38	1.27%	$9,918	$24.97%
Investment securities	85,236	502	2.36	86,924	454	2.09
FHLB stock	23,199	122	2.10	19,544	243	4.97
Mortgage-backed securities	142,405	1,170	3.29	118,649	819	2.76
Loans receivable, net (1)	1,500,727	21,355	5.69	1,433,215	21,159	5.91

Total interest-earning assets	1,763,557	23,187	5.26	1,668,250	22,699	5.44

Non-interest earning assets	100,517			98,647

Total assets	$1,864,074			$1,766,897

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Transaction deposits	$681,079	1,074	0.63	$665,099	987	0.59
Time deposits	427,289	2,874	2.69	405,096	2,899	2.86

Total	1,108,368	3,948	1.42	1,070,195	3,886	1.45
Borrowed funds	492,253	4,969	4.04	433,780	5,018	4.63

Total interest-bearing liabilities	1,600,621	8,917	2.23	1,503,975	8,904	2.37

Non-interest-bearing deposits	116,721			111,012
Non-interest bearing liabilities	11,821			17,711

Total liabilities	1,729,163			1,632,698
Stockholders’ equity	134,911			134,199

Total liabilities and stockholders’ equity	$1,864,074			$1,766,897

Net interest income		$14,270			$13,795

Net interest rate spread (2)			3.03%			3.07%

Net interest margin (3)			3.24%			3.31%

	FOR THE NINE MONTHS ENDED SEPTEMBER 30,
	2004			2003
	AVERAGE BALANCE	INTEREST	AVERAGE YIELD/ COST	AVERAGE BALANCE	INTEREST	AVERAGE YIELD/ COST
	(Dollars in thousands)
Assets
Interest-earnings assets:
Interest-earning deposits and short term investments	$10,736	$88	1.09%	$13,096	$108	1.10%
Investment securities	85,417	1,829	2.86	89,705	1,884	2.80
FHLB stock	22,532	277	1.64	19,324	750	5.17
Mortgage-backed securities	130,392	3,220	3.29	124,045	3,641	3.91
Loans receivable, net (1)	1,460,249	61,949	5.66	1,414,011	66,058	6.23

Total interest-earning assets	1,709,326	67,363	5.25	1,660,181	72,441	5.82

Non-interest earning assets	97,374			88,129

Total assets	$1,806,700			$1,748,310

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Transaction deposits	$672,740	2,967	0.59	$645,383	3,825	0.79
Time deposits	400,208	7,958	2.65	430,194	9,732	3.02

Total	1,072,948	10,925	1.36	1,075,577	13,557	1.68
Borrowed funds	480,011	14,900	4.14	421,149	14,801	4.69

Total interest-bearing liabilities	1,552,959	25,825	2.22	1,496,726	28,358	2.53

Non-interest-bearing deposits	107,347			100,162
Non-interest bearing liabilities	12,069			16,917

Total liabilities	1,672,375			1,613,805
Stockholders’ equity	134,325			134,505

Total liabilities and stockholders’ equity	$1,806,700			$1,748,310

Net interest income		$41,538			$44,083

Net interest rate spread (2)			3.03%			3.29%

Net interest margin (3)			3.24%			3.54%

(1)	Amount is net of deferred loan fees, undisbursed loan funds, discounts and premiums and estimated loss allowances and includes loans held for sale and non-performing loans.
(2)	Net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(3)	Net interest margin represents net interest income divided by average interest-earning assets.